EXHIBIT 4.2
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 1                                                    EXHIBIT 4.2
                                     [CONFORMED COPY]

          SECOND AMENDMENT, dated as of February 24, 1994 (this "Amendment"), to (1) the MULTIFACILITY CREDIT AGREEMENT, dated as of June 17, 1992 and amended as of April 15, 1993 (as further amended or supplemented or modified from time to time, the "Agreement"), among AVON PRODUCTS, INC., a New York corporation ("Parent"), AVON CAPITAL CORPORATION, a Delaware corporation (the "Company"), each of the banks identified on the signature pages thereof and BANKERS TRUST COMPANY and CHEMICAL BANK, as Co-Administrative Agents for the Banks (the "Co-Administrative Agents") and (2) the PLEDGE AGREEMENT, dated as of June 17, 1992 and amended as of April 15, 1993 (as further amended or supplemented or modified from time to time, the "Pledge Agreement"), among Parent and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent").

                     W I T N E S S E T H:

          WHEREAS, in 1993 the Board of Directors and shareholders of Parent approved the Avon Products, Inc. 1993
Stock Incentive Plan (as amended, supplemented or modified from time to time, the "1993 Stock Plan"); and

          WHEREAS, pursuant to the 1993 Stock Plan, effective as of January 1, 1994, Parent adopted the Avon Products, Inc.
Long Term Incentive Plan, which is a Stock Incentive Program
(as defined in the 1993 Stock Plan); and

          WHEREAS, the First Amendment, dated as of April 15, 1993, to the Agreement provided that Special Parent Loans were to be available for payment of obligations under Stock Incentive Agreements (as defined in the 1993 Stock Plan) and Stock Incentive Programs adopted pursuant to the 1993 Stock Plan; and

          WHEREAS, a technical amendment to Section 9.01(g) of the Agreement is necessary and appropriate in order to give effect to the intent of the parties reflected in said First
Amendment;

          NOW, THEREFORE, the parties hereby agree as follows:

          Section 1.  Definitions; References.  Unless
otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Agreement shall, from and

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after the date hereof, refer to the Agreement as amended
hereby.

          Section 2.  Amendment of Section 9.01(g) of the
Agreement. The third sentence of Section 9.01(g) of the Agreement is amended to read in its entirety as follows:

          "The proceeds of the Special Parent Loans will be placed into the Account and, in accordance with the terms and the conditions set forth in the Pledge Agreement, such proceeds shall be applied toward payments required pursuant to Section 13(a)(iii) of the Avon Products, Inc. 1970 Stock Option Incentive Plan or Section 3.1(d) of the Avon Products, Inc. 1993 Stock Option Incentive Plan, as amended, supplemented or modified from time to time, or pursuant to a provision of a Stock Incentive Agreement or Stock Incentive Program issued thereunder, including payments for the repurchase of certain stock, stock options and performance units held by certain employees upon a change in control."

          Section 3. Amendment of Section 14 of the Pledge Agreement. Parent and the Collateral Agent, by their respective execution and delivery hereof, effective as of the date hereof, hereby amend Section 14 of the Pledge Agreement to replace the term "certificate" wherever it shall occur therein with the term "written notice".

          Section 4. Representations and Warranties. Parent and the Company each represents and warrants to the Banks that the execution and delivery of this Amendment by it has been duly authorized by all necessary corporate action and constitutes the valid and legally binding obligation of Parent and the Company, respectively, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equity principles.

          Section 5.  Governing Law.  This Amendment shall be
governed by and construed in accordance with the internal laws of the State of New York.

          Section 6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Except as provided in Section 3 hereof, this Agreement shall become effective as of the earliest date on which the Administrative Agent shall have received duly executed counterparts hereof signed by Parent, the Company

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and the Required Banks (or, in the case of any party as to
which an executed counterpart shall not have been received, a Co-Administrative Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         AVON PRODUCTS, INC.



                         By: /s/John E. Donaldson, Jr.
                            Name:  John E. Donaldson, Jr.
                            Title: Vice President and
                                    Treasurer



                         AVON CAPITAL CORPORATION



                         By: /s/John E. Donaldson, Jr.
                            Name:  John E. Donaldson, Jr.
                            Title: Vice President and
                                    Treasurer



                         BANKERS TRUST COMPANY, as
                         Co-Administrative Agent and as a Bank



                         By: /s/June C. George
                            Name:  June C. George
                            Title: Vice President



                         CHEMICAL BANK, as
                         Co-Administrative Agent and as a Bank



                         By: /s/ Robert C. Kennedy
                            Name:  Robert C. Kennedy
                            Title: Vice President

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                         THE BANK OF TOKYO TRUST COMPANY



                         By: /s/Jeffrey Millar
                            Name:  Jeffrey Millar
                            Title: Vice President



                         THE BANK OF NOVA SCOTIA



                         By: /s/J.W. Campbell
                            Name:  J.W. Campbell
                            Title: Vice President & Agent



                         THE CHASE MANHATTAN BANK, N.A.



                         By: /s/Ruth I. Dreessen
                            Name:  Ruth I. Dreessen
                            Title: Managing Director



                         CITIBANK, N.A.



                         By: /s/W. Dwight Raiford
                            Name:  W. Dwight Raiford
                            Title: Vice President



                         CONTINENTAL BANK, N.A.



                         By: /s/Kathryn W. Robinson
                            Name:  Kathryn W. Robinson
                            Title: Vice President

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                         DEUTSCHE BANK AG -
                         NEW YORK BRANCH AND/OR
                         CAYMAN ISLAND BRANCH



                         By:________________________
                            Name:
                            Title:



                         By:_________________________
                            Name:
                            Title:



                         THE FIRST NATIONAL BANK OF BOSTON



                         By: /s/Cindy C. Chen
                            Name:  Cindy L. Chen
                            Title: Vice President



                         J.P. MORGAN DELAWARE



                         By: /s/David J. Morris
                            Name:  David J. Morris
                            Title: Vice President



                         NATIONSBANK OF NORTH CAROLINA, N.A.



                         By: /s/William Casperson
                            Name:  William Casperson
                            Title: Assistant Vice President

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                         THE SUMITOMO BANK, LIMITED -
                         NEW YORK BRANCH



                         By: /s/Yoshinori Kawamura
                            Name:  Yoshinori Kawamura
                            Title: Joint General Manager



                         THE TORONTO-DOMINION BANK



                         By: /s/Katherine Lucey
                            Name:  Katherine Lucey
                            Title: Director



                         BANCO SANTANDER - NEW YORK BRANCH



                         By:  /s/G.K. Greathouse
                            Name:  G.K. Greathouse
                            Title: Manager Corp. Banking



                         THE NORTHERN TRUST COMPANY



                         By: /s/Merlon J. Schuneman
                            Name:  Merlon J. Schuneman
                            Title: Vice President